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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 28, 2017 relating to the financial statements, which appears in Grupo Supervielle S.A.'s Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Price Waterhouse & Co. S.R.L.

/s/ Diego Sisto Diego Sisto Partner

Buenos Aires, Argentina
June 15, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM